UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 8, 1999


                        Commission file number 001-12055



                       PARACELSUS HEALTHCARE CORPORATION
            (Exact name of registrant as specified in its charter)



                   CALIFORNIA                             95-3565943
         (State or other jurisdiction of                (IRS Employer
        incorporation or organization)              Identification No.)



                 515 W. GREENS ROAD, SUITE 500, HOUSTON, TEXAS
                   (Address of principal executive offices)




              77067                             (281) 774-5100
           (Zip Code)                   (Registrant's telephone number,
                                             including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to a recapitalization agreement completed on October 8, 1999, Paracelsus Healthcare Corporation (the "Company") sold 93.9% of the outstanding common stock of a wholly owned subsidiary ("HoldCo") to JJL Healthcare, LLC, an affiliate of the private equity firm of Joseph Littlejohn & Levy, Inc., for $280.0 million in cash, inclusive of working capital. The Company retained 6.1% of the outstanding common stock of HoldCo, which owned substantially all of the assets of five hospitals, with 640 licensed beds, and related facilities located in Salt Lake City, Utah. Subsequent to the closing of the recapitalization agreement, IASIS Healthcare Corporation, a Tennessee corporation, was merged with and into a wholly owned subsidiary of HoldCo, with the HoldCo subsidiary as the surviving entity. Following the Merger, HoldCo changed its name to IASIS Healthcare Corporation.

The recapitalization agreement was arrived at through an arms length negotiation. Net cash proceeds were used to eliminate all indebtedness then outstanding under the Company's senior credit facilities totaling $223.5 million and to reduce $12.8 million in borrowings under the commercial paper financing program. The Company also eliminated $7.8 million in annual operating lease payments related to one of the Utah Facilities. The Company expects to record a gain, subject to the final settlement of working capital, of approximately $82.0 million ($30.4 million after-tax) on the transaction and an extraordinary charge of approximately $4.0 million ($2.4 million after-tax) from the write-off of deferred financing costs due to early extinguishment of debt under the senior credit facilities.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

In addition to reflecting the Utah Facilities transaction, the pro forma financial information required by Item 7(b) also reflects the Company's sale of
(i)Paracelsus Senatobia Community, Inc. ("Senatobia") on September 30, 1999
(ii) all of the assets of four skilled nursing facilities (collectively, the "Convalescent Hospitals") on July 2, 1999, (iii) Paracelsus Bledsoe County General Hospital, Inc.("Bledsoe") on April 15, 1999, (iv) Chico Community Hospital and Chico Community Rehabilitation Hospital (collectively "Chico") on June 30, 1998 and (v) the eight hospitals located in metropolitan Los Angeles ("LA Metro") on September 30, 1998 and (vi) the acquisition of the remaining 50 % partnership interest in a general partnership operating as Dakota Heartland Health System ("DHHS") on July 1, 1998, each of which were previously reported in the Company's Current Report on Form 8-K for the respective dates indicated above.

(b) Unaudited Pro Forma Financial Information (attached following the signature page):

        Unaudited Pro Forma Condensed Combining Statement of Operations - For the six months ended June 30, 1999

        Unaudited Pro Forma Condensed Combining Statement of Operations - For the year ended December 31, 1998

        Unaudited Pro Forma Condensed Combining Balance Sheet - June 30, 1999

        Notes to Unaudited Pro Forma Condensed Combining Financial Statements

(c)  Exhibits

       10.26 Recapitalization Agreement, dated August 16, 1999, by and among Paracelsus Healthcare Corporation, PHC/CHC Holdings, Inc., as parents, and PHC/Psychiatric Healthcare Corporation, PHC-Salt Lake City, Inc., Paracelsus Pioneer Valley Hospital, Inc., Pioneer Valley Health Plan, Inc., PHC-Jordan Valley, Inc., Paracelsus PHC Regional Medical Center, Inc., Paracelsus Davis Hospital, Inc., PHC Utah, Inc., and Clinicare of Utah, Inc., as sellers, and JLL Hospital, LLC, as buyer.

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Paracelsus Healthcare Corporation
                                                  (Registrant)


Dated: October 25, 1999                    By:/S/ LAWRENCE A. HUMPHREY
                                         -------------------------------
                                                Lawrence A. Humphrey
                                              Executive Vice President
                                             & Chief Financial Officer

ITEM 7(b)

                PARACELSUS HEALTHCARE CORPORATION
   UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

The following table presents the Unaudited Pro Forma Condensed Combining Financial Statements as of and for the six months ended June 30, 1999 and the year ended December 31, 1998 to illustrate the effect of the Utah Facilities transaction on October 8, 1999 and the sale of Senatobia effective September 30, 1999, the Convalescent Hospitals effective June 30, 1999, Bledsoe effective on March 31, 1999, LA Metro on September 30, 1998 and Chico on June 30, 1998 and the acquisition of DHHS on July 1, 1998. The Unaudited Pro Forma Condensed Combining Statements of Operations assume the above transactions occurred at the beginning of each period presented. The Pro Forma Condensed Combining Balance Sheet assumes the Utah transaction and the sale of Senatobia occurred on June 30, 1999.

Pursuant to a recapitalization agreement completed on October 8, 1999, in exchange for 93.9% ownership interest in its wholly owned subsidiary HoldCo, which owned substantially all of the Utah Facilities' assets, the Company received $280.0 million in cash and retained 6.1% of HoldCo's outstanding common stock. The proceeds were used to eliminate all indebtedness then outstanding under the Company's senior credit facilities totaling $223.5 million and to reduce $12.8 million in borrowings under the commercial paper financing program. The Company also eliminated $7.8 million in annual operating lease payments related to one of the Utah Facilities. The Company expects to record a gain, subject to the final settlement of working capital, of approximately $82.0 million ($30.4 million after-tax) on the transaction and an extraordinary charge of approximately $4.0 million ($2.4 million after-tax) from the write-off of deferred financing costs due to early extinguishment of debt under the senior credit facilities.

Effective September 30, 1999, the Company completed the sale of the stock of Senatobia for approximately $4.7 million, including net working capital. The sales price was paid by a combination of cash and second lien promissory notes, and the assumption by the buyer of approximately $3.0 million in capital lease obligations and of certain lease guaranty payments. Certain of the notes are subject to final working capital adjustments and to discounts under certain circumstances. The Company expects to record a gain of approximately $2.3 million ($1.3 million net of tax) on the sale of Senatobia.

Effective June 30, 1999, the Company sold substantially all of the assets of the Convalescent Hospitals. The sales price of approximately $6.9 million, which excluded working capital, was paid by a combination of cash and a second lien promissory note, which is subject to prepayment discounts. Additionally, the buyer also assumed an operating lease at one of the facilities. Proceeds from the sale, net of related transaction costs, were used to reduce outstanding indebtedness under the senior credit facilities. The Company recorded a gain of approximately $1.3 million ($774,000 net of tax) on the sale of the Convalescent Hospitals.

Effective March 31, 1999, the Company completed the sale of the stock of Bledsoe for approximately $2.2 million, which included net working capital and was paid by a combination of cash and secured promissory notes. The Company recorded no material gain or loss on the sale.

On September 30, 1998, the Company completed the sale of the eight LA Metro hospitals for approximately $33.7 million, which included net working capital and was paid by a combination of $16.5 million in cash, $13.7 million in secured promissory notes and the assumption by the buyer of approximately $3.2 million in debt. Proceeds from the sale, net of related transaction costs, were used to reduced indebtedness under the senior credit facilities and borrowings under the Company's commercial paper financing program. The Company recorded a loss of $3.7 million from the final settlement of working capital and from discounts on the prepayment of promissory notes.

Effective July 1, 1998, the Company acquired the remaining 50% interest in DHHS from its partner for $64.5 million, thereby giving the Company 100% ownership. The purchase price was financed from borrowings under the Company's senior credit facilities.

On June 30, 1998, the Company sold the assets of Chico for $25.0 million in cash plus working capital and the termination of an operating lease. Net proceeds from the sale were used to reduce $24.6 million in indebtedness under the credit facilities and $3.1 million in borrowings under the commercial paper financing program. The Company recorded a gain of $7.1 million ($4.2 million after tax) on the Chico sale.

These Unaudited Pro Forma Condensed Combining Financial Statements do not purport to present the financial position or results of operations of the Company had the above transactions occurred on the dates specified, nor are they necessarily indicative of results of operations that may be expected in the future. The Unaudited Pro Forma Condensed Combining Financial Statements are qualified in their entirety by reference to, and should be read in conjunction with, the unaudited consolidated financial statements as of and for the six months ended June 30, 1999, included in the Company's Quarterly Report on Form 10-Q and the audited consolidated financial statements for the year ended December 31, 1998, included in the Company's Annual Report on Form 10-K.

              PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED
                            COMBINING STATEMENT OF OPERATIONS
                         FOR THE SIX MONTHS ENDED JUNE 30, 1999
                      (Dollars in thousands, except per share data)

                                   Bledsoe/
                                  Convalescent       Pro Forma
                                   Hospitals/        Bledsoe/         Utah
                    Paracelsus     Senatobia        Convalescent    Facilities
                    Healthcare     Pro Forma         Hospitals/     Pro Forma          Pro Forma
                    Corporation   Adjustments  Rf    Senatobia      Adjustments Rf     Paracelsus
                    -----------   -----------  --   -----------    -----------  --     ----------
                      (1)
Net revenue           $ 294,211    $ (10,368)  (2)     $ 283,843     $ (94,817)  (3)   $ 189,026
Costs and expenses:
 Salaries and
   benefits             117,100       (5,973)  (2)       111,127       (32,161)  (3)      78,966
 Other operating
   expense              115,024       (3,990)  (2)       111,034       (38,383)  (3)      72,651
 Provision for
   bad debts             21,485         (877)  (2)        20,608        (6,759)  (3)      13,849
 Interest                26,183         (194)  (2)(4)     25,989        (8,154)  (3)(4)   17,835
 Depreciation &
   amortization          19,785         (187)  (2)        19,598        (6,249)  (3)      13,349
 Unusual items            7,668                            7,668                           7,668
 Loss on sale of
   facilities             2,387       (2,387)  (2) (7)
                      ---------     --------           ---------       -------           -------
Total costs &
   expenses             309,632      (13,608)            296,024       (91,706)          204,318
                      ---------     --------           ---------       -------           -------
Loss before
   minority interest
   and income taxes     (15,421)       3,240             (12,181)       (3,111)          (15,292)
Minority interest           121                              121           (65)  (3)          56
                      ---------     --------           ---------      --------           -------
Loss before
   income taxes         (15,300)       3,240             (12,060)       (3,176)          (15,236)
Provision for
   income taxes          (6,105)       1,329  (5)         (4,776)       (1,620)  (5)      (6,396)
                      ---------     --------           ---------      --------           -------
Loss from continuing
   operations         $  (9,195)    $  1,911           $  (7,284)     $ (1,556)        $  (8,840)
                      =========     ========           =========      ========          ========
Loss per share
- basic and
  assuming
  dilution            $   (0.17)                       $   (0.13)                      $   (0.16)
                      =========                        =========                       =========
Weighted average
  number of common
  and common
  equivalent
  shares                 55,118                           55,118                          55,118
                      =========                        =========                      ==========

  See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

                PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED
                            COMBINING STATEMENT OF OPERATIONS
                          FOR THE YEAR ENDED DECEMBER 31, 1998
                      (Dollars in thousands, except per share data)

                                                        Chico/           Pro Forma
                     Paracelsus      DHHS             LA Metro             DHHS/
                     Healthcare    Pro Forma          Pro Forma           Chico/
                     Corporation   Adjustments  Rf   Adjustments  Rf     LA Metro
                     -----------   -----------  --   -----------  --   --------------
                     (1)
Net revenue          $  664,058     $                $  (76,873)  (7)    $  587,185
Costs and expenses:
 Salaries and
   benefits             276,200                         (33,889)  (7)       242,311
 Other operating
   expense              265,735                         (37,808)  (7)       227,927
 Provision for
   bad debts             42,659                          (2,270)  (7)        40,389
 Interest                51,859         2,983   (6)      (1,990)  (7)(4)     52,852
 Depreciation &
   amortization          38,330           486   (6)        (758)  (7)        38,058
 Impairment charges       1,417                                               1,417
 Unusual items           (6,637)                           (233)  (7)        (6,870)
 (Gain)loss on sale of
   facilities            (6,825)                          7,100   (7)           275
                      ---------       -------         ---------             -------
Total costs &
   expenses             662,738         3,469           (69,848)            596,359
                      ---------       -------         ---------             -------
Income (loss) before
   minority interest
   and income taxes       1,320        (3,469)           (7,025)             (9,174)
Minority interest        (3,180)        4,141   (6)        (961)  (7)
                      ---------       -------         ---------             -------
Loss before
   income taxes          (1,860)          672            (7,986)             (9,174)
Provision for
   income taxes             693           275   (5)      (3,274)  (5)        (2,306)
                      ---------       -------         ---------             -------
Loss from continuing
   operations          $ (2,553)    $     397          $ (4,712)         $   (6,868)
                      =========     =========         =========           =========
Loss per share
- basic and
  assuming
  dilution            $   (0.05)                                          $   (0.12)
                     ==========                                           =========
Weighted average
  number of common
  and common
  equivalent
  shares                 55,108                                              55,108
                      =========                                          ==========

  See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

               PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED
                            COMBINING STATEMENT OF OPERATIONS
                          FOR THE YEAR ENDED DECEMBER 31, 1998
                      (Dollars in thousands, except per share data)

                                Bledsoe/
                              Convalescent        Pro Forma
                   Pro Forma   Hospitals/          Bledsoe        Utah
                     DHHS/     Senatobia         Convalescent/  Facilities
                    Chico/     Pro Forma          Hospitals/    Pro Forma          Pro Forma
                   LA Metro    Adjustments Rf     Senatobia    Adjustments  Rf    Paracelsus
                  ----------- ----------- ----   -----------  ------------- --    ----------
                    (1)
Net revenue         $ 587,185   $ (25,840) (2)      $ 561,345    $ (184,151) (3)   $ 377,194
Costs and expenses:
 Salaries and
   benefits           242,311     (17,118) (2)        225,193       (65,799) (3)     159,394
 Other operating
   expense            227,927      (9,479) (2)        218,448       (74,289) (3)     144,159
 Provision for
   bad debts           40,389      (1,658) (2)         38,731       (11,757) (3)      26,974
 Interest              52,852        (468) (2)(4)      52,384       (16,570) (3)(4)   35,814
 Depreciation &
   amortization        38,058        (550) (2)         37,508       (11,770) (3)      25,738
 Impairment charges     1,417      (1,104) (2)            313                            313
 Unusual items         (6,870)                         (6,870)        7,500  (3)         630
 Loss on sale
   of facilities          275                             275                            275
                    ---------     -------           ---------       -------         --------
Total costs &
   expenses           596,359     (30,377)            565,982      (172,685)         393,297
                    ---------     -------           ---------       -------         --------
Loss before minority
   interest and
   income taxes        (9,174)      4,537              (4,637)      (11,466)         (16,103)
Minority interest
                    ---------     -------           ---------       -------         --------
Loss before
   income taxes        (9,174)      4,537              (4,637)      (11,466)         (16,103)
Provision for
   income taxes        (2,306)      1,861 (5)            (445)       (5,338) (5)      (5,783)
                    ---------     -------           ---------       -------         --------
Loss from continuing
   operations       $  (6,868)  $   2,676           $  (4,192)    $  (6,128)       $ (10,320)
                    =========   =========           =========     =========        =========
Loss per share
- basic and
  assuming
  dilution           $  (0.12)                      $  (0.08)                      $   (0.19)
                    =========                       ========                       =========
Weighted average
  number of common
  and common
  equivalent
  shares               55,108                         55,108                          55,108
                    =========                       ========                       =========

  See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

      PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINING
                                 BALANCE SHEET
                                 JUNE 30, 1999
                            (Dollars in thousands)


                                                              Utah
                            Paracelsus      Senatobia       Facilities
                            Healthcare      Pro Forma       Pro Forma              Pro Forma
                            Corporation    Adjustments Rf   Adjustments Rf         Paracelsus
                            -----------    ----------- --   ----------- --         ----------
ASSETS:                     (1)
Current assets:
 Cash and cash equivalents  $ 12,364       $    (234)  (8)  $   55,554  (9)(a)     $   67,684
 Restricted cash               1,111                            11,550  (9)(a)         12,661
 Accounts receivable, net     60,182          (1,803)  (8)     (22,723) (9)            35,656
 Deferred income taxes        10,757                            (1,809) (9)(c)(d)       8,948
 Other                        39,842             183   (8)      (6,871) (9)            33,154
                            --------       ---------          --------             ----------
Total current assets         124,256          (1,854)           35,701                158,103
                            --------       ---------          --------             ----------
Property and equipment, net  360,291            (324)  (8)    (133,934) (9)           226,033
Goodwill                     134,751                           (45,577) (9)(b)         89,174
Other assets                  84,444            (721)  (8)     (44,430) (9)(c)(d)      39,293
                            --------       ---------          --------             ----------
Total assets                $703,742       $  (2,899)        $(188,240)            $  512,603
                            ========       =========          ========             ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
 Accounts payable           $ 47,124       $    (392)  (8)   $ (14,353) (9)        $   32,379
 Accrued liabilities
   and other                  52,392            (739)  (8)       1,544  (9)(d)         53,197
 Current maturities
   of long-term debt           4,379            (145)  (8)      (3,743) (9)(a)            491
                            --------       ---------          --------             ----------
Total current liabilities    103,895          (1,276)          (16,552)                86,067
                            --------       ---------          --------             ----------

Long term debt               537,759          (2,964)  (8)    (198,217) (9)(a)        336,578
Other long-term liabilities   36,942                            (1,536) (9)            35,406
Stockholders' equity
  Common stock               222,977                                                  222,977
  Additional paid-in capital     390                                                      390
  Accumulated deficit       (198,221)           1,341  (8)      28,065  (9)(c)(d)    (168,815)
                            --------        ---------         --------             ----------
Total stockholders'
  equity                      25,146            1,341           28,065                 54,552
                            --------        ---------         --------             ----------
Total liabilities
 & stockholders' equity     $703,742        $  (2,899)      $ (188,240)            $  512,603
                            ========        =========        =========             ==========



See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

                       PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

Note
Reference    Explanations
----------- -------------------------------------------------------------------
(1)          The statements of operations and balance sheet for Paracelsus
             Healthcare Corporation as of and for the six months ended June 30, 1999 are summarized from its June 30, 1999 Quarterly Report on
             Form 10-Q. The statement of operations for the year ended December
             31, 1998 is summarized from the 1998 Annual Report on Form 10-K.


(2) To remove the historical results of operations of Bledsoe, the Convalescent Hospitals and Senatobia(including an impairment charge of $1.1 million relating to the write-down of certain assets in the fourth quarter of 1998 and the gain on sale of the Convalescent Hospitals). Pro forma adjustments to net revenue included interest income of $283,000 and $685,000 on the promissory notes received in connection with the sale of these facilities for the six months ended June 30, 1999 and the year ended December 31, 1998, respectively.

(3) To remove the Utah Facilities' historical results of operations for the six months ended June 30, 1999 and the year ended December 31, 1998, including the removal of an unusual gain of $7.5 million related to the settlement in 1998 of a capitation contract. See (4) and (9) below regarding other pro forma adjustments.

(2) To record a reduction in interest expense from the pro forma decrease in indebtedness under the senior credit facilities and the commercial paper financing program.

             With respect to the Utah Facilities transaction, the Unaudited Pro Forma Condensed Combining Statements of Operations assume the net proceeds were used to eliminate all indebtedness outstanding under the senior credit facilities and to reduce $12.8 million in borrowings under the commercial paper financing program. The pro forma reduction in interest expense under the senior credit facilities included the net pro forma interest adjustments related to prior acquisition and dispositions. The average interest rate in effect under the senior credit facility was 8.4% and 9.0% for the six months ended June 30, 1999 and for the year ended December 31, 1998, respectively. The average interest rate in effect under the commercial paper program was 5.9% and 6.7% for the six months ended June 30, 1999 and for the year ended December 31, 1998, respectively.

             With respect to the sale of the Convalescent Hospitals, the Unaudited Pro Forma Condensed Combining Statements of Operations assume $2.0 million in net sales proceeds were used to reduce amounts outstanding under the senior credit facilities. The average interest rate in effect under the senior credit facilities was 8.4% for the six months ended June 30, 1999 and 9.0% for the year ended December 31, 1998.

             With respect to the Chico sale effective June 30, 1998, the Unaudited Pro Forma Condensed Combining Statement of Operations assumes $24.6 million in net sales proceeds were used to reduce amounts outstanding under the senior credit facilities and $3.1 million in net sales proceeds were used to reduce amounts outstanding under the commercial paper financing program. The average interest rate in effect under the credit facility was 9.2% for the six months ended June 30, 1998. The average interest rate in effect under the commercial paper program was 6.7% for the six months ended June 30, 1998.

                     PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

Note
Reference    Explanations
----------- -------------------------------------------------------------------

(3) With respect to sale of LA Metro effective September 30, 1998, the Unaudited Pro Forma Condensed Combining Statement of Operations assumes $4.2 million in net sales proceeds were used to reduce amounts outstanding under the senior credit facilities and a $9.3 million in net sales proceeds were used to reduce borrowings under the commercial paper financing program. The average interest rate in effect under the senior credit facilities was 9.1% for the nine months ended September 30, 1998. The average interest rate in effect under the commercial paper program was 6.7% for the nine months ended September 30, 1998.

(4) To record the pro forma provision for income taxes after taking into effect the sale of the Utah Facilities, Senatobia, the Convalescent Hospitals, Bledsoe, LA Metro and Chico and the consolidation of DHHS pursuant to the Company's acquisition of DHHS. The income tax provision on the pro forma adjustments was calculated using the statutory tax rate of 41.0%. The pro forma income tax provision related to the Utah facilities differed from the statutory rate due to nondeductible goodwill amortization at to these facilities.

(5) In connection with the acquisition of DHHS, pro forma adjustments to the historical results of operations include (a) an increase in interest expense from borrowings of $65.0 million to finance the acquisition, (b) the removal of minority interest for the six months ended June 30, 1998 prior to the change in control and (c) an increase in depreciation and amortization expense for the step up in basis for the depreciable assets of DHHS and the increase in goodwill in connection with the allocated purchase price.

(7) To remove Chico's historical results of operations and the gain on sale of the Chico facilities and to remove LA Metro's historical results of operations (including an unusual charge of $233,000). Pro forma adjustments to net revenue for the year ended December 31, 1998 included interest income of $1.4 million on the promissory notes received in connection with the LA Metro sale. Additionally, other pro forma adjustments to historical results of operations for the six months ended June 30, 1999 included the removal of a $3.7 million loss from the final working capital settlement and prepayment discounts on promissory notes related to the LA Metro sale.

(8) To remove Senatobia's assets and liabilities as of June 30, 1999, and to record the promissory notes, net of certain discounts, received in connection with the sale. The Company expects to record a gain of approximately $2.3 million ($1.3 million after tax) on the transaction.

(6) To remove assets sold and liabilities assumed as of June 30, 1999, in connection with the Utah Facilities transaction. Pro forma adjustments to the historical Unaudited Condensed Combining Balance Sheet as of June 30, 1999 also included the following:

             (a) An increase of $55.6 million and $11.5 million in cash and restricted cash, respectively, from the use of the proceeds of $280.0 million to eliminate all indebtedness under the senior credit facilities as of June 30, 1999, of $200.2 million, to reduce borrowings under the commercial paper program by $12.8 million and to provide collateral of $11.5 million on certain outstanding letters of credit.

                      PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

Note
Reference    Explanations
----------- -------------------------------------------------------------------
(9)          (b) A reduction of goodwill associated with the Company's 1996 acquisition of the Utah Facilities.

             (c) A reduction to long-term assets, including intangible assets capitalized in connection with the Company's 1996 acquisition of the Utah facilities. Pro forma adjustments also included (i) the recording of deferred taxes related to the estimated gain on the Utah Facilities transaction as calculated below, (ii) the write-off of $4.0 million ($2.4 million net of tax) in deferred financing costs from the early extinguishment of debt under the senior credit facilities and (iii) the recording of approximately $10.9 million related to the Company's 6.1% interest in HoldCo on a historical cost basis.

             (d) The estimated net gain on the Utah Facilities transaction as calculated below:

             Cash proceeds                                           $280,025

             Assets sold & liabilities assumed:
             Net working capital                      (19,451)
             Property and equipment and other assets (137,164)
             Goodwill                                 (45,577)
             Liabilities assumed                        3,344
                                                     ---------
                                                     (198,848)
             Minority interest in HoldCo                10,926
                                                     ---------
             Net assets sold                                        (187,922)

             Transaction costs                                        (6,900)

             Other adjustments                                        (3,205)*
                                                                   ---------
             Pre-tax gain                              81,998         81,998
             Nondeductible goodwill                    43,734
                                                    ---------
             Taxable gain                             125,732
                                                    ---------
             Deferred taxes (statutory rate of 41%)                  (51,550)
                                                                   ---------
             Gain, net of tax                                      $  30,448
                                                                   =========

             * Other adjustments primarily reflected capital expenditures from June 30, 1999 to the effective date of transaction, October 8, 1999.